EXHIBIT 99.1

First Cash Acquires Two Pawnshops in Texas; Re-Affirms Fiscal 2009 Earnings Guidance

ARLINGTON, Texas, June 17, 2009 (GLOBE NEWSWIRE) -- First Cash Financial Services, Inc. (Nasdaq:FCFS) announced today that it has acquired the assets of two pawn stores located in Dallas, Texas. In addition, the Company re-affirmed its Fiscal 2009 earnings guidance of $1.36 to $1.38 per share.

First Cash is acquiring the pawn loans receivable, inventory and all other operating assets at the two Dallas pawn store locations for a total purchase price of $1.3 million, which is being paid in cash. Rick Wessel, First Cash's Chief Executive Officer, stated, "We believe this is an excellent acquisition in a very good pawn market and will complement our existing 28 Dallas/Fort Worth-area locations. These acquired stores are profitable and fit well into our long-term strategy for growing our core pawn business." With the acquisition of these stores, First Cash now operates 243 stores in the U.S., 295 stores in Mexico and 538 stores in total.

In addition, the Company reaffirmed its Fiscal 2009 guidance for diluted earnings per share from continuing operations of $1.36 to $1.38 per share. Mr. Wessel noted, "First Cash continues to post significant growth of revenues and profits, primarily from the expansion of its pawn operations. We are on target to open at least 55 to 60 new pawn stores in Mexico this year, along with the addition of four to five new pawn stores in the U.S., including those just acquired."

Forward-Looking Information

This release may contain forward-looking statements about the business, financial condition and prospects of the Company. Forward-looking statements, as that term is defined in the Private Securities Litigation Reform Act of 1995, can be identified by the use of forward-looking terminology such as "believes," "projects," "expects," "may," "estimates," "should," "plans," "targets," "intends," "could," or "anticipates," or the negative thereof, or other variations thereon, or comparable terminology, or by discussions of strategy or objectives. Forward-looking statements can also be identified by the fact that these statements do not relate strictly to historical or current matters. Rather, forward-looking statements relate to anticipated or expected events, activities, trends or results. Because forward-looking statements relate to matters that have not yet occurred, these statements are inherently subject to risks and uncertainties. Forward-looking statements in this release include, without limitation, the Company's expectations of earnings per share, earnings growth, income and losses related to discontinued operations, collections results, future tax benefits, expansion strategies, store openings, liquidity, cash flow, credit losses and related provisions, debt repayments, consumer demand for the Company's products and services, competition, regulatory risks, and other performance results. These statements are made to provide the public with management's current assessment of the Company's business. Although the Company believes that the expectations reflected in forward-looking statements are reasonable, there can be no assurances that such expectations will prove to be accurate. Security holders are cautioned that such forward-looking statements involve risks and uncertainties. The forward-looking statements contained in this release speak only as of the date of this statement, and the Company expressly disclaims any obligation or undertaking to report any updates or revisions to any such statement to reflect any change in the Company's expectations or any change in events, conditions or circumstances on which any such statement is based. Certain factors may cause results to differ materially from those anticipated by some of the statements made in this release. Such factors are difficult to predict and many are beyond the control of the Company and may include changes in regional, national or international economic conditions, changes in the inflation rate, changes in the unemployment rate, changes in consumer purchasing, borrowing and repayment behaviors, changes in credit markets, the ability to renew and/or extend the Company's existing bank line of credit, credit losses, changes or increases in competition, the ability to locate, open and staff new stores, the availability or access to sources of inventory, inclement weather, the ability to successfully integrate acquisitions, the ability to retain key management personnel, the ability to operate with limited regulation as a credit services organization, new federal, state or local legislative initiatives or governmental regulations (or changes to existing laws and regulations) affecting short-term/payday loan businesses, credit services organizations, pawn businesses and buy-here/pay-here automotive businesses in both the U.S. and Mexico, unforeseen litigation, changes in interest rates, changes in tax rates or policies, changes in gold prices, changes in energy prices, changes in used-vehicle prices, cost of funds, changes in foreign currency exchange rates, future business decisions, public health issues and other uncertainties. These and other risks, uncertainties and regulatory developments are further and more completely described in the Company's 2008 Annual Report on Form 10-K and updated in subsequent releases on Form 10-Q.

About First Cash

First Cash Financial Services, Inc. is a leading specialty retailer and provider of consumer financial services. Its pawn stores make small loans secured by pledged personal property, retail a wide variety of jewelry, electronics, tools and other merchandise, and in many locations, provide short-term loans and credit services products. The Company's short-term loan locations provide various combinations of short-term loan products, installment loans, check cashing, credit services and other financial services products. In total, the Company owns and operates 538 stores in 11 U.S. states and 18 states in Mexico. First Cash is also an equal partner in Cash & Go, Ltd., a joint venture, which owns and operates 39 check cashing and financial services kiosks located inside convenience stores.

First Cash is a component company in both the Standard & Poor's SmallCap 600 Index(r) and the Russell 2000 Index(r). First Cash's common stock (ticker symbol "FCFS") is traded on the Nasdaq Global Select Market, which has the highest initial listing standards of any stock exchange in the world based on financial and liquidity requirements.

The First Cash Financial Services, Inc. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=3365

CONTACT:  First Cash Financial Services, Inc.
          Rick Wessel, Vice Chairman & Chief Executive Officer
          Doug Orr, Executive Vice President & Chief Financial Officer
          (817) 505-3199
          investorrelations@firstcash.com
          www.firstcash.com